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                                 EXHIBIT 10(l)

                               Amendment No. 3 to
             Metatec Corporation 1992 Directors' Stock Option Plan


         The Metatec Corporation 1992 Directors' Stock Option Plan (the "Original Plan"), as previously amended by Amendment No. 1 dated March 21, 1994 ("Amendment No. 1"), and Amendment No. 2 dated January 25, 1995 (together with the Original Plan, collectively, the "Plan"), is hereby amended pursuant to the following provisions:

         Section 1.       Definitions.
                          ------------

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         Section 2.       Annual Grants.
                          --------------

         The annual Option grants provided for in Section 5 of the Original Plan, as amended by Section 3 of Amendment No. 1, shall continue through the first seven annual meetings of the shareholders of the Company following the effective date of the Original Plan.

         Section 3.       Effective Date; Construction.
                          -----------------------------

         The effective date of this amendment is January 24, 1996, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

         This amendment shall be submitted to the shareholders of the Company for their approval as soon as practicable, but in any event not later than 12 months after this amendment has been approved by the board of directors of the Company. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the shareholders of the Company within such 12-month period, this amendment shall automatically become null and void and have no further force or effect, and the Plan shall continue in effect without this amendment.